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                                                                    EXHIBIT 5.1




                                    November
                                    13th
                                    1 9 9 6





                                                                       685,342-1

Procom Technology, Inc.
2181 Dupont Drive
Irvine, California 92715


Ladies and Gentlemen:


         At your request, we have examined the Registration Statement on Form S-1 (File No. 333-15109) filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares (the "Company Shares") of Common Stock, $.01 par value, and of 1,478,750 shares (the "Selling Shareholders' Shares") of Common Stock (including 453,750 shares which are subject to an over-allotment option), $.01 par value, which are presently outstanding and held by certain of your existing shareholders.

         We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by you in connection with the authorization and proposed issuance and sale of the Company Shares. We also are familiar with the proceedings heretofore taken by you in connection with the authorization and issuance of the Selling Shareholders' Shares.

         It is our opinion that, subject to said proceedings being duly taken and completed by you as now contemplated by us as your counsel prior to the issuance of the Company Shares, upon the issuance and sale of the Company Shares in the manner contemplated by the Registration Statement, the Company Shares will be legally and validly issued, fully paid and nonassessable securities of the Company. It is also our opinion that the Selling Shareholders' Shares are legally and validly issued, fully paid and nonassessable securities of the Company.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus which is a part of the Registration Statement under the caption "Legal Matters."


                                        Respectfully submitted,

                                        O'MELVENY & MEYERS LLP